Exhibit 99.1

NEWS RELEASE

Evergy Announces Third Quarter 2023 Results

•	Third quarter 2023 GAAP EPS of $1.53, compared to $1.86 in 2022

•	Third quarter 2023 adjusted EPS (Non-GAAP) of $1.88, compared to $2.00 in 2022

•	Increases quarterly dividend 5% to $0.6425 per share

•	Revises 2023 GAAP EPS guidance range to $3.22 to $3.32; narrows 2023 adjusted EPS (Non-GAAP) guidance range to $3.55 to $3.65 from $3.55 to $3.75

KANSAS CITY, MO., November 7, 2023 – Evergy, Inc. (NASDAQ: EVRG) today announced third quarter 2023 GAAP earnings of $351.6 million, or $1.53 per share, compared to GAAP earnings of $428.2 million, or $1.86 per share, for third quarter 2022.

Evergy’s third quarter 2023 adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $432.3 million and $1.88, respectively, compared to $460.8 million and $2.00 in 2022. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are reconciled to GAAP earnings in the financial table included in this release.

Third quarter adjusted earnings (non-GAAP) per share were driven by lower operations and maintenance expense, higher corporate owned life insurance proceeds, and tax items offset by unfavorable weather compared to the corresponding period in the prior year, lower weather-normalized demand, higher depreciation and amortization expense, and higher interest expense.

“We reached an important milestone in the third quarter in announcing a unanimous settlement agreement in our Kansas rate cases, which, if approved by the Kansas Corporation Commission (KCC), will deliver significant savings back to our customers and advance regional rate competitiveness,” said David Campbell, Evergy president and chief executive officer. “We are narrowing our 2023 adjusted earnings per share guidance range to $3.55 to $3.65 from $3.55 to $3.75 and establishing a long-term growth target of 4% to 6% off the original 2023 midpoint of $3.65. As we look ahead, we remain focused on operational and financial execution and advancing constructive regulatory policies. Constructive and competitive regulatory frameworks are crucial to our ability to compete for capital that funds our investment programs, which are essential to our ability to support economic development, reliability, and affordability in Kansas and Missouri.”

Earnings Guidance

The Company revised its 2023 GAAP EPS guidance range to $3.22 to $3.32 from its original guidance of $3.55 to $3.75 and narrowed its 2023 adjusted EPS (non-GAAP) guidance range to $3.55 to $3.65 from its original guidance of $3.55 to $3.75. Additionally, the Company issued its new long-term adjusted EPS (non-GAAP) annual growth target of 4% to 6% through 2026 off the original $3.65 midpoint of 2023 guidance. The 2023 midpoint of $3.65 also represents a 5% CAGR off our initial 2021 adjusted earnings per share guidance midpoint of $3.30. Adjusted EPS (non-GAAP) guidance is reconciled to GAAP EPS guidance in the financial table included in this release.

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NEWS RELEASE

Dividend Declaration

The Board of Directors declared a dividend on the Company’s common stock of $0.6425 per share payable on December 20, 2023. The dividend of $0.6425 per share, or $2.57 per share annualized, reflects an increase of 5%. The dividends are payable to shareholders of record as of November 22, 2023.

Earnings Conference Call

Evergy management will host a conference call Tuesday, November 7, with the investment community at 9:00 a.m. ET (8:00 a.m. CT). To view the webcast and presentation slides, please go to investors.evergy.com. To access via phone, investors and analysts will need to register using this link where they will be provided a phone number and access code.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed third quarter financial information, the Company’s quarterly report on Form 10-Q for the period ended September 30, 2023, and other filings the Company has made with the Securities and Exchange Commission are available on the Company’s website at http://investors.evergy.com.

Adjusted Earnings (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)

Management believes that adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are representative measures of Evergy’s recurring earnings, assist in the comparability of results and are consistent with how management reviews performance. Evergy’s adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) for the three months ended and year to date September 30, 2022 have been recast, as applicable, to conform to the current year presentation.

Evergy’s adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) for the three months ended and year to date September 30, 2023 were $432.3 million or $1.88 per share and $754.5 million or $3.27 per share, respectively. For the three months ended and year to date September 30, 2022, Evergy’s adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) were $460.8 million or $2.00 per share and $785.2 million or $3.41 per share, respectively.

In addition to net income attributable to Evergy, Inc. and diluted EPS, Evergy’s management uses adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) to evaluate earnings and EPS without i.) the costs resulting from nonregulated energy marketing margins from the February 2021 winter weather event; ii.) gains or losses related to equity investments subject to a restriction on sale; iii.) the revenues collected from customers for the return on investment of the retired Sibley Station in 2022 for future refunds to customers; iv.) the mark-to-market impacts of economic hedges related to Evergy Kansas Central’s non-regulated 8% ownership share of JEC; v.) costs resulting from executive transition and advisor expenses; vi.) the transmission revenues collected from customers in 2022 through Evergy Kansas Central’s FERC TFR to be refunded to customers in accordance with a December 2022 FERC order; vii.) the impairment loss on Sibley Unit 3; viii.) the second quarter 2023 deferral of the cumulative amount of prior year revenues collected since October 2019 for costs related to an electric subdivision rebate program to be refunded to customers in accordance with a June 2020 KCC order; and ix.) the deferral of revenues for future refund of amounts previously collected from customers related to COLI rate credits in accordance with a September 2023 KCC rate case unanimous settlement agreement.

Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are intended to aid an investor’s overall understanding of results. Management believes that adjusted earnings (non-GAAP) provides a meaningful basis for evaluating Evergy’s operations across periods because it excludes certain items that management does not believe are indicative of Evergy’s ongoing performance or that can create period to period earnings volatility.

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NEWS RELEASE

Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are used internally to measure performance against budget and in reports for management and the Evergy Board. Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies’ presentations or more useful than the GAAP information provided elsewhere in this report.

Evergy, Inc

Consolidated Earnings and Diluted Earnings Per Share

(Unaudited)

	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Three Months Ended September 30	2023		2022

	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$351.6	$1.53	$428.2	$1.86
Non-GAAP reconciling items:
Non-regulated energy marketing margin related to February 2021 winter weather event, pre-tax(a)	—	—	2.1	0.01
Sibley Station return on investment, pre-tax(b)	—	—	44.4	0.19
Mark-to-market impact of JEC economic hedges, pre-tax(c)	6.8	0.03	(10.3)	(0.04)
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(d)	—	—	0.3	—
Executive transition costs, pre-tax(e)	—	—	0.7	—
Advisor expenses, pre-tax(f)	—	—	0.6	—
Sibley Unit 3 impairment loss, pre-tax(g)	—	—	6.0	0.03
TFR refund, pre-tax(i)	—	—	(2.0)	(0.01)
Customer refund related to COLI rate credits, pre-tax(k)	96.5	0.42	—	—
Income tax benefit(l)	(22.6)	(0.10)	(9.2)	(0.04)

Adjusted earnings (non-GAAP)	$432.3	$1.88	$460.8	$2.00

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	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Year to Date September 30	2023		2022

	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$673.3	$2.92	$745.2	$3.23
Non-GAAP reconciling items:
Non-regulated energy marketing margin related to February 2021 winter weather event, pre-tax(a)	—	—	2.1	0.01
Sibley Station return on investment, pre-tax(b)	—	—	38.2	0.17
Mark-to-market impact of JEC economic hedges, pre-tax(c)	4.8	0.02	(10.3)	(0.04)
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(d)	0.2	—	0.9	—
Executive transition costs, pre-tax(e)	—	—	0.7	—
Advisor expenses, pre-tax(f)	—	—	3.1	0.01
Sibley Unit 3 impairment loss, pre-tax(g)	—	—	6.0	0.03
Restricted equity investment losses, pre-tax(h)	—	—	16.3	0.07
TFR refund, pre-tax(i)	—	—	(5.8)	(0.03)
Electric subdivision rebate program costs refund, pre-tax(j)	2.6	0.01	—	—
Customer refunds related to COLI rate credits, pre-tax(k)	96.5	0.42	—	—
Income tax benefit(l)	(22.9)	(0.10)	(11.2)	(0.04)

Adjusted earnings (non-GAAP)	$754.5	$3.27	$785.2	$3.41

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(a)	Reflects non-regulated energy marketing margins related to the February 2021 winter weather event and are included in operating revenues on the consolidated statements of comprehensive income.
(b)

Reflects revenues collected from customers for the return on investment of the retired Sibley Station and the 2022 deferral of the cumulative amount of revenues collected since December 2018 that are included in operating revenues on the consolidated statements of comprehensive income.

(c)

Reflects mark-to-market gains or losses related to forward contracts for natural gas and electricity entered into as economic hedges against fuel price volatility related to Evergy Kansas Central’s non-regulated 8% ownership share of JEC that are included in operating revenues on the consolidated statements of comprehensive income.

(d)

Reflects non-regulated energy marketing incentive compensation costs related to the February 2021 winter weather event that are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(e)

Reflects costs associated with executive transition including inducement bonuses, severance agreements and other transition expenses and are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(f)	Reflects advisor expenses incurred associated with strategic planning and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(g)	Reflects the impairment loss on Sibley Unit 3 and is included in Sibley Unit 3 impairment loss on the consolidated statements of comprehensive income.
(h)	Reflects losses related to equity investments which were subject to a restriction on sale that are included in investment earnings on the consolidated statements of comprehensive income.
(i)

Reflects transmission revenues collected from customers in 2022 through Evergy Kansas Central’s FERC TFR to be refunded to customers in accordance with a December 2022 FERC order that are included in operating revenues on the consolidated statements of comprehensive income.

(j)

Reflects the deferral of the cumulative amount of prior year revenues collected since October 2019 for costs related to an electric subdivision rebate program to be refunded to customers in accordance with a June 2020 KCC order that are included in operating revenues on the consolidated statements of comprehensive income.

(k)

Reflects the deferral of revenues for future refund of amounts previously collected from customers related to COLI rate credits in accordance with a September 2023 KCC rate case unanimous settlement agreement reached between Evergy, the KCC staff and other intervenors that are included in operating revenues on the consolidated statements of comprehensive income.

(l)	Reflects an income tax effect calculated at a statutory rate of approximately 22%.

GAAP to Non-GAAP Earnings Guidance

	Original 2021 Earnings per Diluted Share Guidance	2023 Earnings per Diluted Share Guidance
Net income attributable to Evergy, Inc.	$3.14 -$3.34	$3.22 - $3.32

Non-GAAP reconciling items:
Advisor expense, pre-tax(a)	0.05	—
Executive transition cost, pre-tax(b)	0.03	—
Customer refunds related to COLI rate credits, pre-tax(c)	—	0.42
Income tax benefit(d)	(0.02)	(0.09)

Adjusted earnings (non-GAAP)	$3.20 -$3.40	$3.55 - $3.65

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(a)	Reflects our advisor expense incurred associated with strategic planning.
(b)	Reflects costs associated with certain executive transition costs at the Evergy Companies.
(c)

Reflects the deferral of revenues for future refund of amounts previously collected from customers related to COLI rate credits in accordance with a September 2023 KCC rate case unanimous settlement agreement reached between Evergy, the KCC staff and other intervenors that are included in operating revenues on the consolidated statements of comprehensive income.

(d)	Reflects an income tax effect calculated at statutory rates of approximately 26% and 22% in 2021 and 2023, respectively, with the exception of certain non-deductible items.

About Evergy

Evergy, Inc. (NASDAQ: EVRG), serves 1.7 million customers in Kansas and Missouri. Evergy’s mission is to empower a better future. Our focus remains on producing, transmitting and delivering reliable, affordable, and sustainable energy for the benefit of our stakeholders. Today, about half of Evergy’s power comes from carbon-free sources, creating more reliable energy with less impact to the environment. We value innovation and adaptability to give our customers better ways to manage their energy use, to create a safe, diverse and inclusive workplace for our employees, and to add value for our investors. Headquartered in Kansas City, our employees are active members of the communities we serve.

For more information about Evergy, visit us at http://investors.evergy.com.

Forward Looking Statements

Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Evergy’s strategic plan, including, without limitation, those related to earnings per share, dividend, operating and maintenance expense and capital investment goals; the outcome of legislative efforts and regulatory and legal proceedings; future energy demand; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; target emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Evergy Companies are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from the Evergy Companies due to the fact that the Evergy Companies operate coal-fired generation; prices and availability of electricity and natural gas in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of future Coronavirus (COVID-19) variants on, among other things, sales, results of operations, financial condition, liquidity and cash flows, and also on operational issues, such as supply chain issues and the availability and ability of the Evergy Companies’ employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations (RTO) and independent system operators; financial market conditions and performance, disruptions in the banking industry, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of physical and cybersecurity breaches, criminal activity, terrorist attacks, acts of war and other

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disruptions to the Evergy Companies’ facilities or information technology infrastructure or the facilities and infrastructure of third-party service providers on which the Evergy Companies rely; impact of the Ukrainian and Middle East conflicts on the global energy market; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies’ ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to the Evergy Companies’ ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, wages, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence Evergy’s strategic plan, financial results or operations; the impact of changing expectations and demands of the Evergy Companies’ customers, regulators, investors and stakeholders, including heightened emphasis on environmental, social and governance concerns; the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, regulators or suppliers; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information contained in the Evergy Companies’ other filings with the Securities and Exchange Commission (SEC). Additional risks and uncertainties are discussed from time to time in current, quarterly and annual reports filed by the Evergy Companies with the SEC. New factors emerge from time to time, and it’s not possible for the Evergy Companies to predict all such factors, nor can the Evergy Companies assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact: Pete Flynn Director, Investor Relations Phone: 816-652-1060 Peter.Flynn@evergy.com	Media Contact: Gina Penzig Director, Corporate Communications Phone: 785-508-2410 Gina.Penzig@evergy.com Media line: 888-613-0003

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